Exhibit 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal Year 2024 Financial Results

SAN FRANCISCO, November 19, 2024 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the fourth quarter and fiscal year 2024.

“We are pleased with the progress we made in fiscal 2024,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “As we enter fiscal 2025, we have strong momentum with Dolby Atmos and Dolby Vision, our imaging patent portfolio has gotten stronger with the GE Licensing acquisition, and we are excited about our opportunity with Dolby.io, which is well positioned to provide real time interactive experiences for sports and entertainment.”

Fourth Quarter Fiscal 2024 Financial Highlights

•	Total revenue was $305 million, compared to $291 million for the fourth quarter of fiscal 2023.

•

GAAP net income was $59 million, or $0.61 per diluted share, compared to GAAP net income of $9 million, or $0.09 per diluted share, for the fourth quarter of fiscal 2023. On a non-GAAP basis, fourth quarter net income was $78 million, or $0.81 per diluted share, compared to $64 million, or $0.65 per diluted share, for the fourth quarter of fiscal 2023.

•	Dolby repurchased approximately 251,000 shares of its common stock and ended the quarter with approximately $402 million of stock repurchase authorization available going forward.

Full Year Fiscal 2024 Financial Highlights

•	Total revenue was $1.27 billion, compared to $1.30 billion for the full year of fiscal 2023.

•

GAAP net income was $262 million, or $2.69 per diluted share, compared to GAAP net income of $201 million, or $2.05 per diluted share, for the full year of fiscal 2023. On a non-GAAP basis, full year net income was $369 million, or $3.79 per diluted share, compared to $348 million, or $3.56 per diluted share, for the full year of fiscal 2023.

•	Cash flows from operations were $327 million, compared to $367 million for the full year of fiscal 2023.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	We closed the acquisition of GE Licensing, which we expect to be accretive to margins and earnings on a non-GAAP basis in fiscal 2025, and which gives us a stronger position in imaging patents.

•	We acquired THEO Technologies, expanding Dolby.io’s ability to offer customers the best solutions for real-time streaming experiences that drive fan engagement and interactivity.

•

We added two new automotive partners in Q4; WEY, a Chinese car company that specializes in premium Crossovers and SUVs, and Smart, a JV between Mercedes and Geely. We now have over 20 automotive OEM partners supporting Dolby Atmos, up from 10 partners one year ago.

•	Meta announced support for Dolby Atmos across its MetaQuest headset device lineup.

•	Apple launched the iPhone 16, which supports Dolby Atmos and Dolby Vision, and records in Dolby Vision.

•	Xiaomi announced new 4K QLED TVs that support Dolby Vision.

•	Australia selected Dolby AC-4 as part of its new broadcast set-top-box specification.

•	Polytron, an Indonesian TV OEM, launched a new TV that supports Dolby Atmos and Dolby Vision.

•	Lenovo’s new Thinkpad X1 Carbon Gen 13 Aura Edition supports Dolby Vision, and its Thinkbook 16 Gen7+ and Thinkbook 16 Gen 7 supports Dolby Atmos.

•	Alienware released 27 4K Dual Resolution Gaming Monitor that supports Dolby Atmos.

Upcoming Investor Event

Dolby is hosting an event at CES for the financial community where we will demonstrate a wide array of our technologies. The event will be held at 7:00 a.m. PT on Wednesday, January 8, 2025. Please send an email to IR@dolby.com for more information.

Dividend

Today, Dolby announced a cash dividend of $0.33 per share of Class A and Class B common stock, payable on December 10, 2024, to stockholders of record as of the close of business on December 3, 2024.

Revolving Credit Facility

On November 14, 2024, Dolby entered into a Credit Agreement with Bank of America for a $250 million revolving credit facility. The facility includes $150 million of uncommitted incremental capacity, has a five-year term and can be terminated early without penalty. Dolby has not drawn on the facility. Further details regarding the Credit Agreement are set out in a Form 8-K filed by Dolby with the U.S. Securities and Exchange Commission on November 19, 2024.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced its visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Annual Report on Form 10-K for fiscal 2024, to be filed on or around the date hereof.

Dolby is providing the following estimates for its first quarter of fiscal 2025:

•	Total revenue is estimated to range from $330 million to $360 million.

•	Licensing revenue is estimated to range from $305 million to $335 million.

•	Gross margins are anticipated to be approximately 87% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $230 million to $240 million on a GAAP basis and from $190 million to $200 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 20.5% on a GAAP basis and around 18.5% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.53 to $0.68 on a GAAP basis and from $0.96 to $1.11 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2025:

•	Total revenue is expected to range from $1.33 billion to $1.39 billion.

•	Gross margins are anticipated to be approximately 87% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $908 million to $918 million on a GAAP basis and from $765 million to $775 million on a non-GAAP basis.

•	Dolby expects operating margins to be roughly 20% on a GAAP basis and to be roughly 33% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $2.43 to $2.58 on a GAAP basis and from $3.99 to $4.14 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss fourth quarter and full year fiscal 2024 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, November 19, 2024. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-800-715-9871 (+1-646-307-1963 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Tuesday, November 19, 2024, until 8:59 p.m. PT (11:59 p.m. ET) on Tuesday, November 26, 2024 by dialing 1-800-770-2030 (+1-609-800-9909 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with business combinations. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. For the fourth quarter of fiscal 2023, we excluded from non-GAAP net income and diluted earnings per share a restructuring charge of about $30 million comprised of approximately $13 million for severance and related benefits and an impairment loss of approximately $17 million related primarily to internally developed software for projects we are no longer pursuing. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Impact from Tax Reform: The enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform), and any related amendments or revisions, requires certain discrete and infrequent charges that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the first quarter of fiscal 2025 and full year fiscal 2025, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Annual Report on Form 10-K filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Revenue:
Licensing	$282,705	$265,203	$1,181,794	$1,197,930
Products and services	22,101	25,359	91,927	101,814

Total revenue	304,806	290,562	1,273,721	1,299,744

Cost of revenue:
Cost of licensing	18,764	14,556	67,204	64,890
Cost of products and services	15,232	20,996	73,292	87,676

Total cost of revenue	33,996	35,552	140,496	152,566

Gross profit	270,810	255,010	1,133,225	1,147,178

Operating expenses:
Research and development	68,636	70,426	263,663	271,523
Sales and marketing	87,901	90,870	334,460	354,364
General and administrative	69,209	66,612	270,392	258,477
Restructuring charges/(credits)	(1,290)	30,596	6,384	47,061

Total operating expenses	224,456	258,504	874,899	931,425

Operating income/(loss)	46,354	(3,494)	258,326	215,753

Other income/(expense):
Interest income/(expense), net	6,854	9,280	34,077	28,086
Other income, net	6,526	3,247	20,076	6,214

Total other income	13,380	12,527	54,153	34,300

Income before income taxes	59,734	9,033	312,479	250,053

(Provision for)/benefit from income taxes	(868)	875	(48,163)	(48,409)

Net income including noncontrolling interest	58,866	9,908	264,316	201,644
Less: net income attributable to noncontrolling interest	(296)	(722)	(2,491)	(988)

Net income attributable to Dolby Laboratories, Inc.	$58,570	$9,186	$261,825	$200,656

Net income per share:
Basic	$0.61	$0.10	$2.74	$2.10
Diluted	$0.61	$0.09	$2.69	$2.05
Weighted-average shares outstanding:
Basic	95,395	95,701	95,544	95,771
Diluted	96,593	97,678	97,325	97,733

DOLBY LABORATORIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	September 27, 2024	September 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$482,047	$745,364
Restricted cash	95,705	72,602
Short-term investments	—	139,148
Accounts receivable, net	315,465	262,245
Contract assets, net	197,478	182,130
Inventories, net	33,728	35,623
Prepaid expenses and other current assets	69,994	50,692

Total current assets	1,194,417	1,487,804
Long-term investments	89,267	97,812
Property, plant, and equipment, net	479,109	481,581
Operating lease right-of-use assets	39,046	40,199
Goodwill and intangible assets, net	967,722	575,836
Deferred taxes	219,758	201,860
Other non-current assets	120,609	94,674

Total assets	$3,109,928	$2,979,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,380	$20,925
Accrued liabilities	347,529	351,399
Income taxes payable	9,045	4,769
Contract liabilities	31,644	31,505
Operating lease liabilities	12,238	13,628

Total current liabilities	417,836	422,226
Non-current contract liabilities	34,593	39,997
Non-current operating lease liabilities	34,754	37,020
Other non-current liabilities	135,852	108,339

Total liabilities	623,035	607,582
Stockholders’ equity:
Class A common stock	53	53
Class B common stock	41	41
Retained earnings	2,496,255	2,391,990
Accumulated other comprehensive loss	(19,187)	(36,984)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,477,162	2,355,100
Noncontrolling interest	9,731	17,084

Total stockholders’ equity	2,486,893	2,372,184

Total liabilities and stockholders’ equity	$3,109,928	$2,979,766

DOLBY LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Year Ended
	September 27, 2024	September 29, 2023
Operating activities:
Net income including noncontrolling interest	$264,316	$201,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,559	82,558
Stock-based compensation	119,825	118,486
Amortization of operating lease right-of-use assets	11,768	12,956
Amortization of premium on investments	(2,919)	(860)
Benefit from credit losses	(2,256)	(793)
Deferred income taxes	(21,612)	(18,337)
Impairment loss on internally developed software	—	16,225
Other non-cash items affecting net income	(10,828)	(2,800)
Changes in operating assets and liabilities:
Accounts receivable, net	(28,967)	47,779
Contract assets, net	(8,707)	347
Inventories	(2,654)	(13,226)
Operating lease right-of-use assets	(8,420)	(8,817)
Prepaid expenses and other assets	10,097	3,868
Accounts payable and accrued liabilities	(34,554)	(52,315)
Income taxes, net	(4,501)	(8,722)
Contract liabilities	(9,738)	(8,379)
Operating lease liabilities	(5,263)	(5,818)
Other non-current liabilities	(13,894)	3,285

Net cash provided by operating activities	327,252	367,081

Investing activities:
Purchases of marketable securities	(160,198)	(172,955)
Proceeds from sales of marketable securities	234,061	54,964
Proceeds from maturities of marketable securities	157,729	176,833
Purchases of property, plant, and equipment	(30,007)	(30,339)
Business combinations, net of cash and restricted cash acquired	(487,877)	25,703

Net cash provided by/(used in) investing activities	(286,292)	54,206

Financing activities:
Proceeds from issuance of common stock	40,203	47,781
Repurchase of common stock	(160,001)	(149,276)
Payment of cash dividend	(114,579)	(103,407)
Distributions to noncontrolling interest	(5,164)	(266)
Purchase of noncontrolling interest in business combinations	(9,920)	—
Equity issued in connection with business combination	722	—
Shares repurchased for tax withholdings on vesting of restricted stock	(39,075)	(31,144)
Payment of deferred consideration for prior business combinations	—	(500)

Net cash used in financing activities	(287,814)	(236,812)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	6,640	5,120

Net increase/(decrease) in cash, cash equivalents, and restricted cash	(240,214)	189,595
Cash, cash equivalents, and restricted cash at beginning of period	817,966	628,371

Cash, cash equivalents, and restricted cash at end of period	$577,752	$817,966

Licensing Revenue by Market

(unaudited)

The following table presents the composition of our licensing revenue and percentage of total licensing revenue for all periods presented (in thousands, except percentage amounts):

	Fiscal Quarter Ended				Fiscal Year Ended
Market	September 27, 2024		September 29, 2023		September 27, 2024		September 29, 2023
Broadcast	$95,779	34%	$102,448	39%	$409,105	35%	$451,719	38%
Mobile	48,701	17%	36,122	14%	235,774	20%	243,897	20%
CE	42,024	15%	41,682	16%	165,817	14%	170,197	14%
PC	34,077	12%	27,240	10%	141,300	12%	124,362	10%
Other	62,124	22%	57,711	21%	229,798	19%	207,755	18%

Total licensing revenue	$282,705	100%	$265,203	100%	$1,181,794	100%	$1,197,930	100%

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarter and fiscal years ended September 27, 2024 and September 29, 2023:

Net income:	Fiscal Quarter Ended		Fiscal Year Ended
(in thousands)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
GAAP net income attributable to Dolby Laboratories, Inc.	$58,570	$9,186	$261,825	$200,656
Stock-based compensation (1)	29,679	28,195	119,825	118,486
Amortization of acquisition-related intangibles (2)	6,296	3,306	15,552	10,056
Restructuring charges/(credits)	(1,290)	30,596	6,384	47,061
Impact of Tax Reform	(10,042)	—	(10,042)	—
Income tax adjustments	(4,777)	(7,339)	(24,528)	(28,249)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$78,436	$63,944	$369,016	$348,010

(1) Stock-based compensation included in above line items:
Cost of products and services	$362	$388	$1,501	$1,697
Research and development	9,703	9,643	38,214	39,472
Sales and marketing	9,994	9,279	40,128	40,038
General and administrative	9,620	8,885	39,982	37,279
(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$2,789	$62	$2,890	$248
Cost of products and services	768	650	2,350	3,248
Research and development	—	—	—	253
Sales and marketing	867	721	2,824	3,137
General and administrative	1,872	1,873	7,488	3,170

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
GAAP diluted earnings per share	$0.61	$0.09	$2.69	$2.05
Stock-based compensation	0.30	0.29	1.23	1.21
Amortization of acquisition-related intangibles	0.06	0.03	0.16	0.10
Restructuring charges/(credits)	(0.01)	0.31	0.07	0.48
Impact of Tax Reform	(0.10)	—	(0.11)	—
Income tax adjustments	(0.05)	(0.07)	(0.25)	(0.28)

Non-GAAP diluted earnings per share	$0.81	$0.65	$3.79	$3.56

Weighted-average shares outstanding - diluted (in thousands)	96,593	97,678	97,325	97,733

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the first quarter of fiscal 2025 and full year fiscal 2025 included in this release:

Gross margin:	Q1 2025	Fiscal 2025
GAAP gross margin	87.0%	87.0%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related intangibles	2.9%	2.9%

Non-GAAP gross margin	90.0%	90.0%

Operating expenses (in millions):	Q1 2025	Fiscal 2025
GAAP operating expenses (low - high end of range)	$230 - $240	$908 - $918
Stock-based compensation	(37)	(134)
Amortization of acquisition-related intangibles	(3)	(9)

Non-GAAP operating expenses (low - high end of range)	$190 - $200	$765 - $775

Operating margin:	Fiscal 2025
GAAP operating margin	20% +/-
Stock-based compensation	10%
Amortization of acquisition-related intangibles	3%

Non-GAAP operating margin	33% +/-

Effective tax rate:	Q1 2025
GAAP effective tax rate	20.5%
Stock-based compensation (low - high end of range)	(2%) - 0%
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%

Non-GAAP effective tax rate	18.5%

Diluted earnings per share:	Q1 2025		Fiscal 2025
	Low	High	Low	High
GAAP diluted earnings per share	$0.53	$0.68	$2.43	$2.58
Stock-based compensation	0.39	0.39	1.39	1.39
Amortization of acquisition-related intangibles	0.12	0.12	0.45	0.45
Income tax adjustments	(0.08)	(0.08)	(0.28)	(0.28)

Non-GAAP diluted earnings per share	$0.96	$1.11	$3.99	$4.14

Weighted-average shares outstanding - diluted (in thousands)	97,400	97,400	97,500	97,500

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

media@dolby.com